Exhibit 1.1

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Termination of Reporting Obligations with the U.S. Securities and Exchange Commission

Tokyo, April 16, 2010—The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”) announces that it intends to discontinue filing reports with the U.S. Securities and Exchange Commission (the “SEC”) under Section 15(d) of the U.S. Securities Exchange Act of 1934, as amended. For this purpose, BTMU is filing a certification on Form 15F with the SEC today. BTMU’s reporting obligations with the SEC will be suspended immediately upon filing of the certification. BTMU expects that the termination of its reporting obligations will become effective 90 days after such filing.

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Cautionary Statement Concerning Forward-Looking Information

This press release contains forward-looking statements such as “intends,” “expects,” “will” and other similar words regarding the current expectations of BTMU. Such forward-looking statements are not guarantees of future performance or events and involve risks and uncertainties. Actual results may differ materially from those described in such forward-looking statements as a result of various factors. BTMU does not undertake any obligation to update the forward-looking statements contained herein, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Susumu Tsukahara

+81-3-3240-1111

Financial Accounting Office

Corporate Planning Division